Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports Fourth Quarter and Full Year 2021 Financial Results

- Strong Q4 Performance Caps Another Year of Robust Growth and Profitability -
- Record Total Backlog and Recurring Revenue Streams Provide Multi-Year Revenue Visibility of Over $5 Billion -
- Guiding 2022 for Accelerated Revenue and Profitability Growth -

Fourth Quarter 2021 Financial Highlights:
(All financial result comparisons made are against the prior year period unless otherwise noted)
•Revenues of $415.9 million, up 32%
•Net income attributable to common shareholders of $28.2 million, up 20%
•GAAP EPS of $0.53, up 13%
•Non-GAAP EPS of $0.50, up 6%
•Adjusted EBITDA of $48.5 million, up 36%

Full Year 2021 Financial Highlights:
•Revenues of $1.2 billion, up 18%
•Net income attributable to common shareholders of $70.5 million, up 30%
•GAAP EPS of $1.35, up 23%
•Non-GAAP EPS of $1.51, up 28%
•Adjusted EBITDA of $152.7 million, up 30%

FRAMINGHAM, MA - February 28, 2022 - Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended December 31, 2021. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein.

“Fourth quarter results capped a year of outstanding performance for Ameresco, demonstrating the strength of our diversified business model. Revenue growth was led by our Projects business strengthened by the Southern California Edison (SCE) design/build contract and was complemented by strong performance from our recurring revenue Energy Asset and O&M businesses. We ended the year with 343MWe of operating assets representing 22% year-over-year growth while continuing to expand our assets in development to 414MWe. Ameresco exited 2021 with total project backlog of over $3 billion and more than $2 billion in estimated contracted revenue and incentives from our recurring revenue O&M and Energy Asset businesses. This record multi-year revenue visibility sets the stage for robust long term profit growth. In addition, Ameresco released it’s 2021 ESG report, centering on the theme of Doing Well by Doing Good: Innovation. Action. Integrity. This report highlights Ameresco’s practices pertaining to business and operations, environmental advocacy and impact, employee engagement, giving back, health and safety, and corporate responsibility,” said George P. Sakellaris, President and Chief Executive Officer.

“In 2021 Ameresco was awarded the largest contract in its history providing utility scale battery energy storage systems (BESS) at three sites for SCE. Despite the well-publicized global supply chain challenges, we are pleased to report that the design/build project is proceeding as expected. Importantly this contract is representative of the types of the projects that are emerging as the power industry addresses grid stability and reliability. Our track record of execution on projects of increasing size and complexity puts Ameresco in a distinct competitive advantage to capture similar opportunities in the periods ahead. This project is also an excellent example of our ever expanding addressable market.”

Fourth Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Total revenue was up 32% with broad based growth across all our business lines. The Company began executing on and recognizing revenue related to the SCE BESS project leading to a 36% increase in Project revenue. The growth in our operating asset base, increased performance of existing assets and strong RIN prices drove a 35% growth in Energy Asset revenue. Gross margin was 17.1%, in line with our expectations given the impact from the lower gross margin profile of the SCE design/build project.

(in millions)	4Q 2021			4Q 2020
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net Income (Loss) (1)	Adj. EBITDA
Projects	$333.0	$11.4	$19.4	$244.8	$13.9	$15.7
Energy Assets	$41.8	$13.9	$24.7	$30.9	$7.6	$16.4
O&M	$20.5	$2.6	$3.9	$19.1	$2.3	$3.2
Other	$20.6	$0.3	$0.5	$19.5	$(0.3)	$0.4
Total (2)	$415.9	$28.2	$48.5	$314.3	$23.5	$35.7

(1) Net Income (Loss) represents net income (loss) attributable to common shareholders
(2) Numbers in table may not foot due to rounding.

($ in millions)	At December 31, 2021
Awarded Project Backlog *	$1,543
Contracted Project Backlog	$1,509
Total Project Backlog	$3,052

O&M Revenue Backlog	$1,132
Energy Asset Visibility **	$1,050
Operating Energy Assets	343 MWe
Assets in Development	414 MWe

* customer contracts that have not been signed yet
** estimated contracted revenue and incentives on our operating Energy Assets, which may vary with actual production and future values of certain environmental attributes

Project Highlights
In the fourth quarter of 2021:

•We entered into the largest contract in our history with SCE to design and build three grid scale BESSs for a total of 537.5 MW / 2.15 GWH.
•Our Federal Solutions Group won a $43 million Energy Savings Performance Contract with the United States Coast Guard at its Petaluma training center, which includes a fully integrated microgrid with solar power generation and a BESS.

Asset Highlights
In the fourth quarter of 2021:

•Ameresco brought 26MWe into operation while adding 33MWe (gross) to our Assets in Development, bringing our total to 414MWe.
•Entered into a 15-year Energy as a Service agreement with Kauai Beach Resort.

•Reached commercial operations for a comprehensive microgrid and facility renewal project at the London District Catholic School Board’s John Paul II Catholic Secondary School.

Summary and Outlook

“We are pleased to provide guidance for what we expect to be another year of strong growth in 2022. Specifically, we expect revenues in the range of $1.83 billion to $1.87 billion, Adjusted EBITDA of $200 million to $210 million and Non-GAAP EPS to range from $1.85 to $1.95, representing year-over-year growth of 52%, 34% and 26% at the midpoints. During 2022, we anticipate placing between 60 and 80 MWe of energy assets in service, while investing approximately $225 million to $275 million in capital in 2022, the majority of which we expect to fund with non-recourse debt.

“2022 quarterly cadence will be meaningfully impacted by the timing of the SCE BESS contract. We anticipate first quarter revenue will be sequentially flat with our strong 2021 fourth quarter with total gross margin at approximately 14.5%. Revenue from the SCE BESS project is expected to peak during the second quarter, driving an approximately 40% sequential total revenue increase, with total gross margin for the quarter expected to be closer to 14.0%. Third quarter total revenue is expected to look similar to the first quarter, but total gross margin is expected to be approximately 17.5% due to project mix.”

“We expect that 2022 will be another record year for Ameresco. Our addressable markets continue to expand, driven by strong long term industry growth trends. These trends, together with the breadth of our technological expertise and proven track record position Ameresco to benefit from the growing number of opportunities in front of us. I have never been more excited about the prospects for Ameresco,” Mr. Sakellaris concluded.

FY 2022 Guidance Ranges
Revenue	$1.83 billion	$1.87 billion
Gross Margin	15.5%	16.5%
Adjusted EBITDA	$200 million	$210 million
Interest Expense & Other	$25 million	$27 million
Effective Tax Rate	13%	17%
Non-GAAP EPS	$1.85	$1.95
The Company’s guidance excludes the impact of any non-controlling interest activity, one-time charges, asset impairment charges, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss results. The conference call will be available via the following dial in numbers:
•U.S. Participants: Dial +1 (877) 359-9508 (Access Code: 7944909)
•International Participants: Dial +1 (224) 357-2393 (Access Code: 7944909)
Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions delivered to clients throughout North America and Europe. Ameresco’s sustainability services in support of clients’ pursuit of Net-Zero include upgrades to a facility’s energy infrastructure and the development, construction, and operation of distributed energy resources. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,200 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, capital investments, other financial guidance, statements about our agreement with SCE, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing to fund our operations and projects and to comply with covenants in our existing debt agreements; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy and the fiscal health of the government; the ability of customers to cancel or defer contracts included in our backlog; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment particularly given global supply chain challenges; our reliance on third parties for our construction and installation work; the addition of new customers or the loss of existing customers including our reliance on the agreement with SCE for a significant portion of our revenues in 2022; the impact from Covid-19 on our business; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; cybersecurity incidents and breaches; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (SEC) on March 1, 2022. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$50,450	$66,422
Restricted cash	24,267	22,063
Accounts receivable, net	161,970	125,010
Accounts receivable retainage	43,067	30,189
Costs and estimated earnings in excess of billings	306,172	185,960
Inventory, net	8,807	8,575
Prepaid expenses and other current assets	25,377	26,854
Income tax receivable	5,261	9,803
Project development costs, net	13,214	15,839
Total current assets	638,585	490,715
Federal ESPC receivable	557,669	396,725
Property and equipment, net	13,117	8,982
Energy assets, net	856,531	729,378
Goodwill, net	71,157	58,714
Intangible assets, net	6,961	927
Operating lease assets	41,982	39,151
Restricted cash, non-current portion	12,337	10,352
Deferred income tax assets, net	3,703	3,864
Other assets	22,779	15,307
Total assets	$2,224,821	$1,754,115
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities	$78,934	$69,362
Accounts payable	308,963	230,916
Accrued expenses and other current liabilities	43,311	41,748
Current portion of operating lease liabilities	6,276	6,106
Billings in excess of cost and estimated earnings	35,918	33,984
Income taxes payable	822	981
Total current liabilities	474,224	383,097
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	377,184	311,674
Federal ESPC liabilities	532,287	440,223
Deferred income tax liabilities, net	3,871	6,227
Deferred grant income	8,498	8,271
Long-term operating lease liabilities, net of current portion	35,135	35,300
Other liabilities	43,176	37,660
Commitments and contingencies

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS - (Continued)
(In thousands, except share amounts)

	December 31,
	2021	2020
Redeemable non-controlling interests	$46,182	$38,850
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2021 and 2020	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 35,818,104 shares issued and 33,716,309 shares outstanding at December 31, 2021, 32,326,449 shares issued and 30,224,654 shares outstanding at December 31, 2020	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2021 and 2020	2	2
Additional paid-in capital	283,982	145,496
Retained earnings	438,732	368,390
Accumulated other comprehensive loss, net	(6,667)	(9,290)
Treasury stock, at cost, 2,101,795 shares at December 31, 2021 and 2020	(11,788)	(11,788)
Total stockholder’s equity	704,264	492,813
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$2,224,821	$1,754,115

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)
Revenues	$415,893	$314,319	$1,215,697	$1,032,275
Cost of revenues	344,580	256,098	985,340	844,726
Gross profit	71,313	58,221	230,357	187,549
Selling, general and administrative expenses	39,272	33,647	134,923	116,050
Operating income	32,041	24,574	95,434	71,499
Other expenses, net	3,611	1,904	17,290	15,071
Income before income taxes	28,430	22,670	78,144	56,428
Income tax benefit	(1,164)	(1,091)	(2,047)	(494)
Net income	29,594	23,761	80,191	56,922
Net income attributable to redeemable non-controlling interest	(1,388)	(276)	(9,733)	(2,870)
Net income attributable to common shareholders	$28,206	$23,485	$70,458	$54,052
Net income per share attributable to common shareholders:
Basic	$0.55	$0.49	$1.38	$1.13
Diluted	$0.53	$0.47	$1.35	$1.10
Weighted average common shares outstanding:
Basic	51,644	48,015	50,855	47,702
Diluted	53,018	49,440	52,268	49,006

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$80,191	$56,922
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets	43,113	38,039
Depreciation of property and equipment	3,143	3,317
Amortization of debt discount and debt issuance costs	2,849	2,686
Amortization of intangible assets	321	685
Accretion of ARO and contingent consideration	123	93
Provision for bad debts	187	282
Impairment of long-lived assets / loss on disposal	1,901	2,696
Gain on sale of equity investments	(575)	—
Net loss (gain) from derivatives	240	(705)
Stock-based compensation expense	8,716	1,933
Deferred income taxes, net	(4,760)	3,401
Unrealized foreign exchange loss (gain), net	142	(306)
Changes in operating assets and liabilities:
Accounts receivable	(15,953)	(24,178)
Accounts receivable retainage	(12,882)	(13,113)
Federal ESPC receivable	(249,728)	(227,078)
Inventory, net	(232)	660
Costs and estimated earnings in excess of billings	(113,192)	19,474
Prepaid expenses and other current assets	1,770	517
Project development costs	1,949	(3,085)
Other assets	(1,752)	536
Accounts payable, accrued expenses and other current liabilities	83,473	29,047
Billings in excess of cost and estimated earnings	(693)	8,042
Other liabilities	(5,036)	1,844
Income taxes payable, net	4,389	(4,292)
Cash flows from operating activities	(172,296)	(102,583)
Cash flows from investing activities:
Purchases of property and equipment	(4,896)	(2,211)
Capital investment in energy assets	(178,879)	(180,546)
Grant award proceeds for energy assets	774	1,874
Proceeds from sale of equity investment	1,672	—
Acquisitions, net of cash received	(14,928)	—
Contributions to equity investment	(9,000)	(132)
Cash flows from investing activities	$(205,257)	$(181,015)

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
(In thousands)

	Year Ended December 31,
	2021	2020
Cash flows from financing activities:
Proceeds from equity offering, net of offering costs	$120,084	$—
Payments of debt discount and debt issuance costs	(2,919)	(5,234)
Proceeds from exercises of options and ESPP	6,927	9,875
Repurchase of common stock	—	(6)
(Payments on) proceeds from senior secured credit facility, net	(8,073)	3,000
Proceeds from long-term debt financings	185,994	116,067
Proceeds from Federal ESPC projects	159,216	248,917
Proceeds for energy assets from Federal ESPC	2,033	1,378
Investment fund call option exercise	(1,000)	—
Proceeds from investments by redeemable non-controlling interests, net	1,399	4,805
Payments on long-term debt and financing leases	(98,200)	(73,633)
Cash flows from financing activities	365,461	305,169
Effect of exchange rate changes on cash	309	2
Net (decrease) increase in cash, cash equivalents, and restricted cash	(11,783)	21,573
Cash, cash equivalents, and restricted cash, beginning of year	98,837	77,264
Cash, cash equivalents, and restricted cash, end of year	$87,054	$98,837

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended December 31, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$11,434	$13,911	$2,593	$268	$28,206
Impact from redeemable non-controlling interests	—	1,388	—	—	1,388
Plus (less): Income tax provision (benefit)	3,431	(5,429)	663	171	(1,164)
Plus: Other expenses, net	264	3,260	(3)	90	3,611
Plus: Depreciation and amortization	634	11,144	405	307	12,490
Plus: Stock-based compensation	3,551	446	219	219	4,435
Plus: Restructuring and other charges	81	6	1	1	89
Less: Gain on sale of equity investment	—	—	—	(571)	(571)
Adjusted EBITDA	$19,395	$24,726	$3,878	$485	$48,484
Adjusted EBITDA margin	5.8%	59.2%	18.9%	2.4%	11.7%

	Three Months Ended December 31, 2020
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$13,911	$7,636	$2,251	$(313)	$23,485
Impact from redeemable non-controlling interests	—	276	—	—	276
Plus (less): Income tax provision (benefit)	898	(2,145)	64	92	(1,091)
(Less) plus: Other (income) expenses, net	(414)	2,110	138	70	1,904
Plus: Depreciation and amortization	857	8,490	709	469	10,525
Plus: Stock-based compensation	431	54	34	34	553
Plus: Restructuring and other charges	34	9	20	3	66
Adjusted EBITDA	$15,717	$16,430	$3,216	$355	$35,718
Adjusted EBITDA margin	6.4%	53.1%	16.9%	1.8%	11.4%

	Year Ended December 31, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$35,515	$26,197	$8,353	$393	$70,458
Impact from redeemable non-controlling interests	—	9,733	—	—	9,733
Plus (less): Income tax provision (benefit)	3,482	(7,774)	1,547	698	(2,047)
Plus: Other expenses, net	2,117	14,794	41	338	17,290
Plus: Depreciation and amortization	2,414	41,122	1,710	1,331	46,577
Plus: Stock-based compensation	6,607	1,031	530	548	8,716
Plus: Energy asset impairment	—	1,901	—	—	1,901
Plus: Restructuring and other charges	260	43	37	318	658
Less: Gain on sale of equity investment	—	—	—	(571)	(571)
Adjusted EBITDA	$50,395	$87,047	$12,218	$3,055	$152,715
Adjusted EBITDA margin	5.6%	57.6%	15.5%	3.7%	12.6%

	Year Ended December 31, 2020
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$28,971	$19,084	$5,513	$484	$54,052
Impact from redeemable non-controlling interests	—	2,870	—	—	2,870
Plus (less): Income tax provision (benefit)	2,195	(4,806)	1,145	972	(494)
Plus: Other expenses, net	2,868	11,025	987	191	15,071
Plus: Depreciation and amortization	3,412	33,922	2,864	1,843	42,041
Plus: Stock-based compensation	1,430	222	136	145	1,933
Plus: Energy asset impairment	—	1,028	—	—	1,028
Plus: Restructuring and other charges	929	176	85	186	1,376
Adjusted EBITDA	$39,805	$63,521	$10,730	$3,821	$117,877
Adjusted EBITDA margin	5.2%	53.7%	14.8%	5.0%	11.4%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$28,206	$23,485	$70,458	$54,052
Adjustment for accretion of tax equity financing fees	(27)	(30)	(116)	(121)
Impact from redeemable non-controlling interests	1,388	276	9,733	2,870
Plus: Energy asset impairment	—	—	1,901	1,028
Plus: Restructuring and other charges	89	66	658	1,376
Less: Gain on sale of equity investment	(571)	—	(571)	—
Income tax effect of Non-GAAP adjustments	(2,421)	(769)	(3,063)	(1,377)
Non-GAAP net income	$26,664	$23,028	$79,000	$57,828

Diluted net income per common share	$0.53	$0.47	$1.35	$1.10
Effect of adjustments to net income	(0.03)	—	0.16	0.08
Non-GAAP EPS	$0.50	$0.47	$1.51	$1.18

Adjusted cash from operations:
Cash flows from operating activities	$(55,952)	$(18,794)	$(172,296)	$(102,583)
Plus: proceeds from Federal ESPC projects	45,031	54,331	159,216	248,917
Adjusted cash from operations	$(10,921)	$35,537	$(13,080)	$146,334

Other Financial Measures (In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
New contracts and awards:
New contracts	$1,064,000	$104,000	$1,515,000	$543,000
New awards (1)	$1,080,000	$211,000	$1,798,000	$702,000

(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2022
	Low	High
Operating income (1)	$137 million	$145 million
Depreciation and amortization	$52 million	$53 million
Stock-based compensation	$11 million	$12 million
Adjusted EBITDA	$200 million	$210 million
(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, energy asset impairment, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, impact from redeemable non-

controlling interests, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset impairment, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.